UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2006

Technical Olympic USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On December 8, 2006, Technical Olympic USA, Inc. (the "Company") issued a press release that provides an update on recent events concerning the Company's Transeastern Joint Venture (the "Press Release"). The Press Release notes that Deutsche Bank Trust Company Americas ("Deutsche Bank"), in its capacity as administrative agent for the holders of the senior and mezzanine debt of the Transeastern Joint Venture, has filed suit against the Company and TOUSA Homes, L.P. (collectively, "TOUSA") in the Supreme Court of New York. Deutsche Bank seeks repayment from TOUSA for the Joint Venture’s debt obligations. The Press Release also notes that the lawsuit comes days after TOUSA’s court filing on November 29, 2006 in the Circuit Court of Broward County, Florida seeking declaratory judgment that TOUSA has no current obligation to pay any amounts to the debt holders pursuant to the completion and carve-out guaranties issued to the mezzanine lenders. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) 99.1 Press Release, dated December 8, 2006, of Technical Olympic USA, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Olympic USA, Inc.

December 8, 2006	By:	/s/ Randy L. Kotler

Name: Randy L. Kotler
Title: Senior Vice President, Interim Chief Financial Officer, and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 8, 2006, of Techncial Olympic USA, Inc.